UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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XPLORE TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

NOTICE OF CONSENT REQUESTED FROM STOCKHOLDERS

WITHOUT A SPECIAL MEETING

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors of Xplore Technologies Corp., a Delaware corporation (“we”, “us” or the “Company”), is soliciting the written consent and approval from the holders of our outstanding voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, to take corporate action approving and consenting to the following matter without the necessity of holding a special meeting of our stockholders:

Resolved, that the Company’s 2009 Employee Stock Purchase Plan, which establishes a series of offering periods during which eligible employees have an opportunity to purchase our common stock through payroll deductions at a purchase price that is 95% of the fair market value per share of our common stock on the start date of the offering period, be and the same is, hereby authorized and approved in all respects.

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal. Our Board of Directors has fixed the close of business on October 16, 2009 as the record date for the determination of the stockholders entitled to vote on the corporate action for which consent and approval is being solicited.

This Notice, together with the Consent Statement and the accompanying Consent card, is first being mailed or otherwise distributed to our stockholders on or about October •, 2009. Your consent can only be given if you complete, sign and return the Consent card concerning the proposal for which consent and approval is being solicited by our Board of Directors.

Our Board of Directors requests that you vote in connection with the corporate action upon which consent and approval is being solicited. To insure your participation you are urged to mark, date, sign and return the enclosed Consent card as promptly as possible.

YOU MAY REVOKE YOUR CONSENT IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT.

By Order of the Board of Directors,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer
Austin, Texas
October •, 2009

XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

CONSENT STATEMENT

To the Stockholders of Xplore Technologies Corp.

This Consent Statement and the accompanying Consent card are being furnished to the holders of outstanding voting stock (which consists of the common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) of Xplore Technologies Corp., a Delaware corporation (“we”, “us” or the “Company”), by the Board of Directors of our Company in connection with the solicitation of consents from our stockholders to take action by written consent as specified herein without the necessity of holding a special meeting of our stockholders, as permitted by Delaware law.

Our Board of Directors is asking the Company’s stockholders to consent in writing and approve the following matter:

Resolved, that the Company’s 2009 Employee Stock Purchase Plan, which establishes a series of offering periods during which eligible employees have an opportunity to purchase our common stock through payroll deductions at a purchase price that is 95% of the fair market value per share of our common stock on the start date of the offering period, be and the same is, hereby authorized and approved in all respects.

On November 5, 2008, our Board of Directors approved the 2009 Employee Stock Purchase Plan.  On October •, 2009, the Board of Directors recommended that the Company’s stockholders approve the 2009 Employee Stock Purchase Plan and approved the solicitation of written consents from the Company’s stockholders in order to approve the 2009 Employee Stock Purchase Plan.

This Consent Statement, together with the Notice and the accompanying Consent card, is first being mailed or otherwise distributed to the Company’s stockholders on or about October •, 2009.

SOLICITATION OF CONSENTS

The Consent Procedure

On November 5, 2008, our Board of Directors approved the 2009 Employee Stock Purchase Plan (the “ESPP”).  The ESPP and Section 423 of the Internal Revenue Code requires that the ESPP be approved by the stockholders by November 4, 2009.  Pursuant to Section 228(a) of the Delaware General Corporation Law, the affirmative written consent of the holders of a majority of outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, can approve the ESPP without a meeting.  In order to minimize the costs and expenses and management time involved in holding a special meeting of our stockholders, our Board of Directors voted to obtain stockholder approval of the 2009 Employee Stock Purchase Plan by obtaining the written consent of our stockholders.

The Record Date

Our Board of Directors has fixed the close of business on October 16, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to approve the 2009 Employee Stock Purchase Plan. Only stockholders of the Company as of the Record Date are entitled to tender and submit to us written consents whereby they vote on the approval of the 2009 Employee Stock Purchase Plan.  As of the close of business on the Record Date, there were 112,818,229 shares of our common stock, 62,873,781 shares of our Series A Preferred Stock, 8,382,041 shares of our Series B Preferred Stock and 17,184,000 shares of our Series C Preferred Stock issued and outstanding.  Each outstanding share of common stock and each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitles the holder to one vote per share.

Solicitation of Consents

Solicitation of consents by our Board of Directors will initially be made by mail, but may also be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by our directors and officers for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by us to forward solicitation materials for shares of voting stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by us for their reasonable out of pocket expenses incurred in connection therewith. The cost of solicitation of written consents to approve and consent to the corporate action described herein will be borne by us.

Effectiveness and Revocation of Consents

The corporate action proposed herein will be adopted when properly completed, unrevoked Consent cards are signed by our stockholders of record on the Record Date holding a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, and submitted to us. The failure to execute or return a Consent card has the same effect as the withholding of consent for the approval of the Employee Stock Purchase Plan.

Stockholders are requested to tender and submit their completed Consent card to us at the following address:

XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630
Attention:  Michael J. Rapisand

Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as votes against the approval of the Employee Stock Purchase Plan.

If a Consent card is properly signed and returned to us, unless properly revoked, the shares represented by that Consent card will be voted in accordance with the instructions specified thereon. If a Consent card is properly signed and returned to us without voting instructions, it will be deemed to have consented to the approval of the Employee Stock Purchase Plan.

An executed Consent card may be revoked by a stockholder by marking, dating, signing and delivering to us a written revocation at any time before the action authorized by the executed Consent card becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent card previously delivered is no longer effective. The delivery of a subsequently dated Consent card which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier Consent card.

All consents, regardless of when dated, will expire unless valid, unrevoked Consent cards constituting the requisite number of shares of our outstanding voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, are delivered to us on or before 60 days of the earliest dated Consent card delivered to us.

Dissenter Rights

Under Delaware law, our stockholders are not entitled to dissenters’ rights with respect to the actions outlined in this Consent Statement.

Important Notice Regarding the Availability of Solicitation Materials

The following materials, which are enclosed with this mailing, are also available for view online at www.xploretech.com:

•                  Notice of Consent Solicitation

•                  Consent Statement

•                  Consent card

The corporate action proposed herein will be adopted when properly completed, unrevoked Consent cards are signed by our stockholders of record on the Record Date holding a majority of the outstanding shares of voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, and submitted to us.

You are being asked by our Board of Directors to approve the Company’s 2009 Employee Stock Purchase Plan. Our Board of Directors unanimously recommends that you consent to the approval of the 2009 Employee Stock Purchase Plan.

PROPOSAL

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

On November 5, 2008, the Board of Directors approved the Company’s 2009 Employee Stock Purchase Plan (the “ESPP”), subject to the approval of the Company’s stockholders.  On October •, 2009, the Board of Directors recommended that the Company’s stockholders approve the ESPP.  If approved by stockholders, the ESPP would allow employees to purchase shares at a discount of 5% through payroll deductions.  A total of 5,000,000 shares of our common stock (the “Common Stock”) have been reserved for issuance under the ESPP.

The ESPP was established to promote the interest of the Company by providing eligible employees with an opportunity to acquire a proprietary interest in the Company by purchasing stock from the Company at a discount and to pay for such purchases through payroll deductions. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code (the “Code”).

The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, which is attached to this Consent Statement as Appendix A.

Administration

A committee of two or more directors appointed by the Board of Directors acts as the administrator of the ESPP (the “Plan Administrator”) and has the authority to interpret and resolve any ambiguities in the terms of the ESPP and to adopt such rules and regulations for administration of the ESPP as it determines are necessary or appropriate in order to comply with the requirements of Code Section 423.  The Plan Administrator has the right to delegate responsibility for administering or interpreting the ESPP to a sub-committee, person or group of persons, whose member need not be members of the Board of Directors.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the ESPP.

Eligibility; Price of Shares

Each employee — including executive officers — who has been employed prior to the start date of the offering period, who customarily is scheduled to work more than twenty hours per week and whose customary employment is for more than five (5) months in any calendar year may become a participant in the ESPP by executing and filing enrollment forms with the Plan Administrator prior to the start date of the offering period. There are approximately 39 employees currently eligible to participate in the ESPP.  An employee may not participate in the ESPP if, immediately after electing to purchase stock, the employee would own stock of the Company (including stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, an employee may not purchase stock with a fair market value in excess of $25,000 per calendar year.

Under the ESPP, each offering period will be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period.  Offering periods other than the initial offering period will commence at annual intervals on a date determined by the Plan Administrator each year over the term of the ESPP.  The initial offering period commenced on January 1, 2009 and will terminate on March 31, 2010.  At the end of each calendar quarter during an offering period (which we refer to as a “Purchase Date”), the Company will apply the amount contributed by the participant during that period to the purchase of shares of Common Stock.  The purchase price will be equal to 95% of the market price of Common Stock on the start date of the offering period.  The purchase price for the initial offering period is $0.096.  The payroll deduction authorized by the eligible employee for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the eligible employee’s cash earnings (as defined in the ESPP), during each offering period, up to a maximum of twenty percent (20%).  The number of shares of Common Stock purchasable by a participant on each Purchase Date for the particular offering period in which he or she is enrolled will be the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during the offering period ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that offering period) by the purchase price in effect for the participant for that Purchase Date.  The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period under the ESPP, to set limitations on the number of shares purchasable per participant and in total by all participants on any Purchase Date for that offering period.  While the purpose of the ESPP is to encourage employees to increase their ownership of the Company, there is no required period of time to hold shares, and employees may sell their shares immediately after the purchase.

Withdrawal from the ESPP; Termination of Employment

Participants may prospectively withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions will be collected from the participant with respect to that offering period.  Any payroll deductions collected during the offering period in which such withdrawal occurs will be held for the purchase of shares on the Purchase Date for that offering period.  A participant’s withdrawal from a particular offering period shall be irrevocable and the participant cannot participate in future offering periods unless he or she re-enrolls pursuant to the ESPP’s guidelines.

Should a participant cease to remain an eligible employee for any reason (including death, disability or change in status as an eligible employee) while his or her purchase right remains outstanding, then that purchase right will be automatically exercised on the Purchase Date for the offering period in which the participant ceased to be an eligible employee.  No payroll deductions will be permitted on behalf of a participant who has ceased to be an eligible employee.

Amendment and Termination

The Board of Directors may alter, amend, suspend or terminate the ESPP at any time to become effective immediately following the close of any offering period.  However, the ESPP may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the ESPP, should the financial accounting rules applicable to the ESPP at January 1, 2009 be subsequently revised so as to require the Company to recognize compensation expense in the absence of such amendment or termination.

In no event may the Board of Directors effect any of the following amendments or revisions to the ESPP without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the ESPP, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the ESPP or (iii) modify the eligibility requirements for participation in the ESPP.

Unless sooner terminated by the Board of Directors, the ESPP will terminate upon the earliest of (i) the last business day in December 2018, (ii) the date on which all shares available for issuance under the ESPP will have been sold pursuant to purchase rights exercised under the ESPP or (iii) the date on which all purchase rights are exercised in connection with a change in control (as defined in the ESPP).  No further purchase rights will be granted or exercised, and no further payroll deductions will be collected, under the ESPP following such termination.

Effect of Certain Corporate Events

Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or similar change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator will make appropriate adjustments to the number and class of shares available under the ESPP, the number and class of shares available for purchase per participant and the total purchasable by all participants on any one Purchase Date and the number and class of shares and price per share in effect under each outstanding purchase right.

Each outstanding purchase right will automatically be exercised, immediately prior to the effective date of any change in control (as defined in the ESPP), by applying the payroll deductions of each participant for the offering period in which such change in control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to ninety-five percent (95%) of the lower of (i) the fair market value (as defined in the ESPP) per share of Common Stock on the start date of the offering period in which such individual is enrolled at the time of such change in control or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such change in control.  However, the applicable limitation on the number of shares of Common Stock purchasable per participant will continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all participants on any one Purchase Date.

The Company will, to the extent practicable, provide at least ten (10) days’ prior written notice of the occurrence of any change in control (as defined in the ESPP), and participants will, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the change in control.

Federal Income Tax Considerations

The following summary of the effect of U.S. federal income taxation upon the participants and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Code Section 423. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESSP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon his or her holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) the excess of the fair market value of the shares on the first day of the applicable offering period over the purchase price. Any additional gain would be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition would be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for shares purchased by participants under the ESPP except to the extent of ordinary income recognized by participants upon a sale or disposition of shares.

Equity Compensation Plan Information

The following table sets out information with respect to compensation plans under which equity securities of our Company were authorized for issuance as of March 31, 2009.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,562,667	$0.43	18,665,948
Equity compensation plans not approved by security holders	N/A	N/A	—
Total	11,562,667	$0.43	18,665,948

NEW PLAN BENEFITS

2009 Employee Stock Purchase Plan

Name and Position	Dollar Value ($)(1)	Number of Purchase Rights (2)
Philip S. Sassower — Chief Executive Officer	—	—
Mark Holleran — President and Chief Operating Officer	$18,750.06	195,313
Michael J. Rapisand — Chief Financial Officer	$3,450.00	35,937
Executive Group	$7,080.00	73,750
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$31,806.70	331,314

(1)           Represents the aggregate dollar value of the payroll deductions through September 30, 2009.  Approximately 46% of our employees elected to participate in the ESPP during the initial offering period.  The level of future participation is uncertain and cannot be currently estimated.

(2)           Represents the number of shares purchased through September 30, 2009 at the offering price.

Required Vote

The affirmative written consent of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, is required to approve the 2009 Employee Stock Purchase Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU GIVE YOUR CONSENT FOR THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by or awarded to, as applicable, our principal executive officer, principal financial officer and other executive officers during our fiscal years ended March 31, 2009 and 2008, such officers are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary US($)	Bonus US($)		Option Awards US($)(1)		All Other Compensation US($)		Total US($)
Philip S. Sassower—	2009	—	—		38,710	(3)	—		38,710
Chief Executive Officer(2)	2008	—	—		54,000		7,500	(4)	61,500
Mark Holleran—	2009	250,000	113,385	(5)	337,281		—		700,666
President and Chief Operating Officer	2008	250,000	148,940	(5)	296,689		—		694,787
Michael J. Rapisand—	2009	180,000	—		67,145		—		247,145
Chief Financial Officer(6)	2008	180,000	—		105,723		—		285,723

(1)         Option award amounts included in this table reflect the compensation cost for the fiscal year ended, related to all options granted to the named executive officer, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model.

(2)         Mr. Sassower does not receive a salary in connection with his services as our Chief Executive Officer. Mr. Sassower is the Chairman of our Board of Directors.

(3)         Mr. Sassower was entitled to receive fees for fiscal 2009 in connection with being a member of our Board of Directors. Mr. Sassower accepted options to purchase 150,000 shares of our common stock in lieu of such fees. Such options immediately vested on June 10, 2009, the date of grant. Such amount includes those options.

(4)         Represents fees paid to Mr. Sassower for attending meetings of our Board of Directors.

(5)         Under the terms of Mr. Holleran’s Management by Objective (MBO) plan, in fiscal year 2009 he had the opportunity to earn a cash bonus of up to 100% of his base salary ($250,000) based on the achievement of revenue objectives. In fiscal year 2008, he had the opportunity to earn a cash bonus of up to 100% of his base salary ($250,000) based on the achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), new product development (15%), additional financings (10%), retention of staff (7.5%) and hiring new employees (7.5%). For purposes of our named executive officers’ MBO plans, we define EBITDA as earnings before, interest, taxes, depreciation, amortization and non-cash transactions (such as stock compensation expense, services paid with stock and amortization of values assigned to warrants issued in financings). Mr. Holleran’s bonuses in fiscal years 2009 and 2008 were based on his efforts in managing our sales team and he did not earn any compensation under his MBO plan.

(6)         Under the terms of Mr. Rapisand’s MBO plan in fiscal year 2009, he had the opportunity to earn a cash bonus of up to 40% of his base salary ($72,000) based on his achievement of revenue objectives. In fiscal year 2008, he had the opportunity to earn a cash bonus of up to 40% of his base salary ($72,000) based on his achievement of objectives in the following weighted categories: revenues (50%), EBITDA performance (25%) and additional financings (25%). The objectives under Mr. Rapisand’s MBO plan were not achieved in fiscal 2009 and no bonus was earned. Mr. Rapisand did not earn any compensation under his MBO plan in fiscal year 2008.

Elements of Our Compensation Program

The compensation of our executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our objectives, retain individuals who perform at or above our expectations and reward individuals fairly over time. Our executives’ compensation has three primary components: base salary; an annual cash incentive bonus; and equity-based compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees.

As a small company, we recognize that while we must pay salaries which help us to attract and retain talented executives who will help our company grow, we must do so within budgetary constraints. We reward outstanding performance with cash bonuses which in large part are based on financial measures, such as revenue and EBITDA targets, and the achievement of strategic goals and corporate milestones. In addition, we reward our executives with equity-based compensation as we believe equity compensation provides an incentive to our executive officers to build value for our company over the long-term and aligns the interests of our executive officers and shareholders. Generally, we use stock options as our equity-based compensation because we believe that options generate value to the recipient only if the price of our common stock increases during the term of the option. Other than in the event of a change of control, the stock options granted to our executives generally vest solely based on the passage of time. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives which reward company-wide and individual performance and aligning the interests of our executive officers with those of our shareholders by providing our executive officers equity-based incentives to ensure motivation over the long-term.

The individual elements of our compensation program are as follows:

Base Compensation.     It is our policy that the base salaries paid to our executive officers should reflect the individual responsibility and experience of the executive officer and the contribution that is expected from the executive officer. Base salaries are reviewed by the compensation committee on an annual basis to satisfy these criteria.

There were no changes in these salary amounts in our 2009 fiscal year.

Cash Incentive Bonuses.     Our executive officers are eligible for annual incentive bonuses if they meet key financial and operational objectives. The payment of cash incentive bonuses to executive officers is within the discretion of our compensation committee and is based on our compensation committee’s assessment of the performance of the company and each executive officer measured in large part against financial objectives, strategic goals and corporate milestones. These financial, strategic and corporate objectives include revenue and EBITDA targets, product development objectives and corporate milestones such as the completion of financings. Our compensation committee may in its discretion award a cash incentive bonus to an executive officer for partial achievement of such executive officer’s objectives. The total amount of the cash incentive bonus available to an executive officer is either based upon a percentage of such executive officer’s base salary or a fixed dollar amount. Bonuses are reviewed by the compensation committee on an annual basis. Furthermore, in recognition of an executive officer’s exceptional performance our board of directors may award a performance bonus in excess of that executive officer’s maximum cash incentive bonus.

Each of our named executive officers (other than Philip S. Sassower) participates in his own individual Management by Objectives plan, which we refer to as a MBO plan as discussed in footnotes five and six in the summary compensation table for fiscal years 2009 and 2008.

Equity-Based Compensation.     We use stock options to reward long-term performance and to ensure that our executive officers have a continuing stake in our long-term success. Authority to make stock option grants to our executive officers rests with our board of directors. In determining the size of stock option grants, our board of directors considers our actual performance against our strategic plan, individual performance, the extent to which shares subject to previously granted options are vested and the recommendations of our Chief Executive Officer and other members of senior management.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. We grant stock options at regularly scheduled meetings of our board of directors or at special meetings. The authority to make equity grants to our executive officers rests with our board of directors, although, as noted above, our board of directors does, in determining the grants of equity awards, consider the recommendations of our Chief Executive Officer and other members of senior management and our compensation committee. All stock options granted have an exercise price equal to or greater than the closing price of our common stock on the date that the grant action occurs.

With respect to establishing compensation for our executive officers, we do not have any formal policies in determining how specific forms of compensation are structured or implemented to reflect the individual performances and/or individual contributions to the specific items of our company’s performance. In addition, we have no policies regarding the adjustment or recovery of awards or payments if the relevant performance measures, upon which such award or payment was based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of our board of directors following such employee’s hire date. We do not have any program, plan or practice to time stock options grants with the release of material non-public information. We do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

On December 19, 2007, our board of directors awarded options to purchase 3,400,664 shares of common stock to our employees. The award was intended to align such executive’s equity compensation with market levels based upon a compensation study performed by an independent third party for the compensation committee of the board.

On April 30, 2009, our board of directors granted options to executive officers to purchase an aggregate of 3,084,731 shares of common stock, to our other employees to purchase an aggregate of 1,780,406 shares of common stock and to our directors to purchase an aggregate of 496,478 shares of common stock. The options are exercisable for five years, have an exercise price of $0.10 per share and vest annually in equal installments over three years beginning on the first anniversary of the date of grant. The award was intended to adjust the equity compensation for dilution and to align the equity compensation of certain employees with market levels based upon the same market study.

Employment Agreements

Mark Holleran

On June 30, 2006, we entered into an employment agreement with Mark Holleran, our President and Chief Operating Officer. The agreement was for a period of two years, and is renewable for additional one year periods. It was renewed in June 2009 for an additional year. In consideration for his services, during the term Mr. Holleran is entitled to receive a base salary, currently of $250,000 per year, subject to any increase as may be approved by our board of directors. Mr. Holleran is also entitled to receive a performance bonus of up to 100% of his base salary based on his achievement of objectives in the following categories: revenues, hiring new employees, product development, retention of staff, EBITDA performance and additional financing. In addition, we may award, in our sole discretion, Mr. Holleran additional bonuses in recognition of his performance. In connection with entering into the employment agreement, Mr. Holleran received options to purchase 1.2 million shares of common stock with an exercise price of $0.34 per share. The options vested in equal annual installments over a period of three years commencing on June 30, 2006. As part of this grant, Mr. Holleran agreed to the extinguishment of any options previously granted to him that did not vest on or before June 22, 2006.

Mr. Holleran is also eligible to participate in a transaction bonus pool in the event of the sale of our company during the term of Mr. Holleran’s employment agreement. The amount of the transaction bonus pool will be based upon the total consideration received by our shareholders from the sale of our company, less our transaction expenses. Mr. Holleran will be entitled to receive 50% of the total amount of the transaction bonus pool.

As part of the employment agreement, we agreed that if we terminate Mr. Holleran’s employment without cause during the term of his employment agreement, in addition to any payments due to him under the terms of the agreement, we will reimburse Mr. Holleran up to $80,000 of his expenses incurred in connection with his relocation back to Canada. The employment agreement also contains customary non-compete, non-solicitation, non-disparagement and confidentiality provisions.

Severance and Change in Control Benefits

Mark Holleran, our President and Chief Operating Officer, has a provision in his employment agreement that gives him severance benefits if his employment is terminated without cause. In addition, his employment agreement provides for the acceleration of his then unvested options following a change in control of our company. Mr. Holleran will also receive a transaction bonus if our company is sold during the term of his employment. The amount of the transaction bonus will be based upon the total consideration received by our shareholders from the sale of our company, less our transaction expenses. Mr. Holleran will be entitled to receive 50% of the total amount of the transaction bonus pool that is eligible to be paid to our executives. In addition, under the terms of our transaction bonus pool, if our company is sold during the term of their employment, our Chief Financial Officer, Michael J. Rapisand, will receive 30%, our Vice President of Engineering, Bryan J. Bell, will receive 5% and the remaining 15% will be distributed among our senior management team as decided by our board of directors.

We have chosen to provide these benefits to our executives because we believe we must remain competitive in the marketplace. These severance and acceleration provisions and estimates of these change of control and severance benefits are described in the section entitled “—Estimated Payments and Benefits Upon Termination or Change in Control” below.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans. We do maintain a 401(k) plan for our employees, including our executive officers; however, we do not match contributions made by our employees, including contributions made by our executive officers.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. Our board of directors may elect to provide our executive officers and employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.     Our executive officers’ MBO plans and our stock option plan do not currently provide compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, compensation in excess of $1 million paid to a named executive officer during any one year that is attributable to one of those arrangements would not currently be deductible for U.S. federal income tax purposes. We may, in the future, reevaluate those plans and redesign them so that compensation attributable to one or both of those plans would qualify as “performance-based compensation” within the meaning of Section 162(m) and would be deductible for U.S. federal income tax consequences.

Accounting for Stock-Based Compensation.     We began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R) for the fiscal year ended March 31, 2004.

Stock Ownership Requirements

We do not currently have any requirements or guidelines relating to the level of ownership of our common stock by our directors or executive officers.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth the equity awards outstanding at March 31, 2009 for each of the named executive officers.

Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable		Option Exercise Price C($)		Option Expiration Date
Philip S. Sassower—	150,000			$0.93		06/21/2010
Chief Executive Officer(2)	150,000	50,000	(1)	$0.44		08/29/2011
Mark Holleran—	78,334	—		$0.56		01/06/2010
President and Chief Operating Officer	113,334	—		$0.93		06/21/2010
	1,200,000	—		$0.38		06/30/2011
	1,044,446	522,222	(3)	$0.44		08/29/2011
	622,221	1,244,442	(4)	$0.50	(4)	12/19/2012
Michael J. Rapisand—	64,459			$1.12		08/11/2009
Chief Financial Officer	372,701			$0.56		01/06/2010
	414,685	245,869	(5)	$0.44		08/29/2011

(1)         50,000 options vested on August 29, 2008 and 50,000 options vested on August 29, 2009.

(2)         Does not include stock options to purchase 150,000 shares of common stock granted to Mr. Sassower as a director of our Company in lieu cash fees otherwise payable to him for fiscal 2009.

(3)         522,222 options vested on August 29, 2009.

(4)         622,221 options vest on December 19, 2009 and 622,221 options vest on December 19, 2010. The exercise price for these options is in United States dollars.

(5)         245,869 options vested on August 29, 2009.

Estimated Payments and Benefits Upon Termination or Change in Control

Holleran Employment Agreement

The following table describes the potential payments and benefits payable to Mr. Holleran, our President and Chief Operating Officer, upon termination of his employment by us without cause, as if his employment terminated as of the March 31, 2009, the last business day of our last fiscal year. If Mr. Holleran’s employment is terminated by us without cause, as a result of his death or disability, by us for cause or voluntary by Mr. Holleran, he is entitled to receive any earned or accrued, but unpaid, base compensation and bonus and all accrued but unused vacation days through the termination date.

Payments and Benefits	Termination by Company Without Cause(1)
Compensation:
Base salary(2)	$250,000	(4)
Performance bonus(3)	$131,163	(5)
Benefits and Perquisites:	$92,024	(6)

(1)          For purposes of Mr. Holleran’s employment agreement, “cause” includes, among other things, (i) his willful failure to perform his duties under his employment agreement, (ii) any intentional act of fraud, embezzlement or theft involving more than a nominal amount of our assets or property, (iii) any material damage to our assets, business or reputation resulting from his intentional or grossly negligent conduct, (iv) his intentional wrongful disclosure of material confidential information, (v) his intentional engagement in competitive activity which would constitute a breach of his employment agreement and/or his duty of loyalty, (vi) his intentional breach of any material employment policy, or (vii) his ineligibility for any reason to work lawfully in the United States for a period of four consecutive months.

(2)          Assumes that there is no earned but unpaid base salary at the time of termination.

(3)          Assumes that there is no earned but unpaid bonus at the time of termination.

(4)          Mr. Holleran is entitled to receive his base salary in effect immediately prior to his termination of employment for a period of 12-months commencing on the termination date, subject to reduction by any amounts he earns during the 12-month period.

(5)          Under the terms of Mr. Holleran’s employment agreement, he is entitled to receive as severance an amount equal to the average of his performance bonuses paid to him during the two calendar years preceding his termination.

(6)          Represents payments of $1,002 per month to pay the cost of Mr. Holleran’s continued participation in our group health plans under COBRA during the 12-month severance period and a maximum of $80,000 which Mr. Holleran is entitled to be reimbursed for his relocation costs back to Canada.

Change in Control Benefits

Under the terms of our Amended Share Option Plan, which we also refer to as our Amended Plan, upon a change in control of our company all outstanding options will immediately vest and become exercisable. A “change of control” means the occurrence of (i) a person, including the person’s affiliates and any other person acting jointly or in concert with that person, becoming the beneficial owner of, or exercising control over, more than 50.1% of the total voting power of our common stock; or (ii) our company consolidating with, or merging with or into, another person or selling, transferring, leasing or otherwise disposing of all or substantially all of our assets to any person, or any person consolidating with, or merging with or into, our company, in any such event pursuant to a transaction in which our outstanding shares of common stock are converted into or exchanged for cash, securities or other property, except for any such transaction in which the holders of our then outstanding common stock receive voting securities, or securities exchangeable at the option of the holder into voting securities, of the surviving person which constitute a majority of the voting securities.

The following table sets forth the potential payments to our named executive officers as if we had a change of control as of the March 31, 2009, the last business day of our 2009 fiscal year.

Name	Transaction Bonus Pool(1)		Market Value of Accelerated Options
Philip S. Sassower—Chief Executive Officer	—	(2)	—	(3)
Mark Holleran—President and Chief Operating Officer	$369,889	(4)	—	(5)
Michael J. Rapisand—Chief Financial Officer	$221,933	(6)	—	(7)

(1)           Our named executive officers (except for Philip S. Sassower) are eligible to participate in a transaction bonus pool designed to incent and reward our executives who are employed by us upon the sale of our company. Under the transaction bonus pool, an amount equal to 5% of the per share sales consideration up to $0.34 and 10% of the remaining per share consideration received through such sale, in each case after deducting the transaction expenses, will be allocated to the transaction bonus pool. For example, if a sale of our company is completed and each holder of our common stock will receive $1.00 per share after transaction expenses, the transaction bonus pool will be equal to 5% on the first $0.34 per share and 10% on the balance per share ($0.66 per share). The participation in the transaction bonus pool will be allocated as follows: 50% to Mark Holleran, our President and Chief Operating Officer, 30% to Michael J. Rapisand, our Chief Financial Officer, 5% to Bryan J. Bell, our Vice President of Engineering and the balance to our then current senior management team, as decided by our board of directors, in consultation with Mr. Holleran.

(2)           Mr. Sassower is not eligible to participate in the transaction bonus pool.

(3)           Pursuant to the terms of our Amended Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.09 per share, which represents the closing price of our common stock on March 31, 2009 as reported by the OTC Bulletin Board, the exercise price of all of the options held by such executive officer would be below the market price and thus the accelerated options would have a value of nil.

(4)           Assuming (i) a per share sales price of $0.09, which represents the closing price of our common stock on March 31, 2009 as reported by the OTC Bulletin Board and (ii) transaction costs of 10% of the total proceeds, the aggregate transaction bonus pool would be $739,778. Mr. Holleran would be entitled to receive 50% of the transaction bonus pool.

(5)           Pursuant to the terms of our Amended Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.09 per share, which represents the closing price of our common stock on March 31, 2009 as reported by the OTC Bulletin Board, the exercise price of all of the options held by such executive officer would be below the market price and thus the accelerated options would have a value of nil.

(6)           Assuming (i) a per share sales price of $0.09, which represents the closing price of our common stock on March 31, 2009 as reported by the OTC Bulletin Board, and (ii) transaction costs of 10% of the total proceeds, the aggregate transaction bonus pool would be $739,778. Mr. Rapisand would be entitled to receive 30% of the transaction bonus pool.

(7)           Pursuant to the terms of our Amended Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.09 per share, which represents the closing price of our common stock on March 31, 2009 as reported by the OTC Bulletin Board, the exercise price of all of the options held by such executive officer would be below the market price and thus the accelerated options would have a value of nil.

Director Compensation

In June 2006, our board of directors approved a director compensation plan pursuant to which we will pay our directors a fee to attend board meetings. Under the plan, each director receives $1,500 for each board meeting he attends in person and $750 for each board meeting he attends by teleconference. In addition, from time to time, we grant options to our directors to purchase shares of our common stock. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending our board and board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our board of directors. For the year ended March 31, 2009, we did not pay our board of directors their cash fees to attend meetings. Our board of directors elected to accept stock options in lieu of cash payments. On June 10, 2009, each director was granted options to purchase 150,000 shares of common stock at an exercise price of $0.15 per share, which options were fully vested as of the date of grant and are exercisable for five years. On June 10, 2009, each director was also granted options to purchase 150,000 shares of common stock at an exercise price of $0.15 per share, for services to be rendered to us for the 2010 fiscal year. Those options fully vest on March 31, 2010 and are exercisable for five years.

Fiscal Year 2009 Director Compensation

The following table sets forth compensation information for the Company’s directors, who are not named executive officers, for our fiscal year ended March 31, 2009.

Name (5)	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Brian E. Usher-Jones	—	32,542	(1)	32,542
Andrea Goren	—	38,710	(2)	38,710
Thomas F. Leonardis	—	38,710	(3)	38,710
Frank Elenio	—	29,120	(4)	29,120

(1)           The aggregate number of option awards outstanding for such director at the end of fiscal year 2009 was 200,00 shares.

(2)           The aggregate number of option awards outstanding for such director at the end of fiscal year 2009 was 350,000 shares.

(3)           The aggregate number of option awards outstanding for such director at the end of fiscal year 2009 was 350,000 shares.

(4)           The aggregate number of option awards outstanding for such director at the end of fiscal year 2009 was 200,000 shares.

(5)           Mr. F. Ben Irwin was appointed as a director of the Company on April 30, 2009.

2009 Stock Incentive Plan

On July 28, 2009, we adopted the 2009 Stock Incentive Plan, which we refer to as the 2009 Stock Plan. The 2009 Stock Plan provides for equity-based awards in the form of incentive stock options and non-statutory options, restricted shares, stock appreciation rights and restricted stock units. Awards are made to selected employees, directors and consultants to promote stock ownership among award recipients, to encourage their focus on strategic long-range corporate objectives, and to attract and retain exceptionally qualified personnel. Up to 14.1 million shares of common stock may be issued under the 2009 Stock Plan. The 2009 Stock Plan became effective retroactively as of June 10, 2009, subject to shareholder approval.

Generally, the vesting of options and the retention of restricted shares granted under the plan are conditioned on a period or successive periods of continuous service of the award recipient. Expired options that remain unexercised and shares forfeited to or repurchased by us will become available for future grant under the 2009 Stock Plan.

Employee Stock Purchase Plan

On November 5, 2008, we adopted the Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP establishes a series of offering periods during which most of our employees have an opportunity to purchase our common stock through payroll deductions. To be eligible, an employee must regularly work over 20 hours per week and over 5 months per year. Prior to each offering period, a participant elects to have between 1% and 20% of his or her base compensation set aside for the purchase of the shares upon purchase dates, which occur at the end of each calendar quarter. The purchase price is 95% of the fair market value per share of our common stock on the start date of the offering period, which initially was $0.096 per share.

The initial offering period began on January 1, 2009 and will terminate on March 31, 2010. Approximately 46% of our employees have elected to participate in the ESPP during the initial offering period.

Up to 5,000,000 shares are reserved for purchase under the ESPP. The ESPP may have additional offering periods until the shares reserved for the ESPP have been exhausted or the ESPP is terminated. It is intended that shares purchased under the ESPP qualify for special tax treatment under Section 423 of the Internal Revenue Code.

Amended Stock Option Plan

We also maintain an amended and restated stock option plan (which we refer to as the Amended Plan), the purpose of which is to attract, retain and motivate eligible persons whose contributions are important to our success and to advance the interests of our company by providing such persons with the opportunity, through stock options, to acquire a proprietary interest in our company.

Pursuant to the Amended Plan, our board of directors is authorized, from time to time in its discretion, to issue to directors, officers, employees and consultants of our company and its affiliates options to acquire common stock of our company at such prices as may be fixed by our board of directors at that time; provided, however, that the option exercise price will in no circumstances be lower than the market price of our common stock at the date the option is granted. Options granted under the Amended Plan are generally non-assignable, are exercisable for a term not exceeding 10 years and generally vest over a three year period in three annual installments, as determined by our board of directors.

The number of shares of common stock issuable upon exercise of options granted to insiders at any time pursuant to the Amended Plan cannot exceed 10% of our total issued and outstanding shares of common and preferred stock, and the number of shares issued to insiders, within any one year period, under the Amended Plan cannot exceed 10% of our total issued and outstanding shares.

Subject to certain specific listed exceptions and to any express resolution passed by our board of directors with respect to an option granted under the Amended Plan, an option and all rights to purchase common stock shall expire and terminate immediately upon the person who holds such option ceasing to be a director, officer, employee or consultant of our company and its affiliates.

In July 2009, our board of directors adopted the 2009 Stock Plan. Accordingly, no additional options will be issued under the Amended Plan. The number of shares issuable under the Amended Plan is limited to 16,301,615 shares, which represent the total number of shares covered by options outstanding on the date the 2009 Stock Plan was adopted.

We currently have 16,301,615 shares of common stock reserved for issuance under the Amended Plan, which represents approximately 8.4% of our total issued and outstanding shares of common and preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of September 30, 2009 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our “named executive officers” and (iv) our directors and executive officers as a group.

	Common Stock Beneficially Owned			Series A Preferred Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series C Preferred Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)		Percentage of Class(3)	Number of Shares of Series A Preferred Stock		Percentage of Class(4)	Number of Shares of Series B Preferred Stock	Percentage of Class(5)	Number of Shares of Series C Preferred Stock	Percentage of Class(6)	Percentage of Combined Classes(7)
Philip S. Sassower	23,750,350	(8)	18.8%	13,676,370	(22)	21.8%	—	—	—	—	17.4%
Mark Holleran	3,775,870	(9)	3.3%	—		—	—	—	—	—	1.9%
Michael J. Rapisand	1,121,412	(10)	1.0%	147,059		*	—	—	—	—	*
Bryan J. Bell	490,417	(11)	*	—		—	—	—	—	—	*
Brian E. Usher-Jones	763,750	(12)	*	—		—	—	—	—	—	*
Andrea Goren	2,670,000	(13)	2.4%	—		—	—	—	—	—	1.3%
Thomas F. Leonardis	500,000	(14)	*	—		—	—	—	—	—	*
Frank Elenio	283,334	(15)	*	—		—	—	—	—	—	*
F. Ben Irwin	—	(16)	—	—		—	—	—	—	—	—
Phoenix Venture Fund LLC 110 East 59 th Street New York, NY 10022	24,381,380	(17)	20.1%	31,032,014	(23)	49.4%	—	—	3,320,000	19.3%	28.0%
Alex and James Goren 150 East 52nd Street New York, NY 10022	14,644,817	(18)	12.2%	4,357,708	(24)	6.9%	—	—	—	—	9.1%
Typhoon Touch Technologies, Inc. 530 Fifth Avenue New York, NY 10036	283,565		*	—		—	—	—	2,000,000	11.6%	1.1%
JAM Capital Assoc. LLC and New Giles LLC 112 W 56th New York, NY 10019	2,783,809	(19)	2.5%	1,130,137		1.8%	—	—	1,000,000	5.8%	2.5%
William Freas c/o Joseph Gunnar & Co. 30 Broad Street New York, NY 10004	1,038,626		*	—		—	2,941,177	35.1%	—	—	2.0%
James J O’Donnell 845 UN Plaza New York, NY 10017	3,626,739	(20)	3.2%	780,655		1.2%	—	—	900,000	5.2%	2.6%
Harmir Realty Co 12 E 49th New York, NY 10017	690,338		*	—		—	—	—	1,070,000	6.2%	*
Fifty-Ninth Street Investors LLC 110 E 59th Street New York, NY 10022	432,771		*	—		—	—	—	1,000,000	5.8%	*
Ross Irvine c/o Sky Capital LLC 110 Wall Street New York, NY 10005	377,696		*	—		—	1,000,000	11.9%	200,000	*	*
Adrian Maginnis 21 Ravranet Rd Lisburn, Country Atrium BT27 5NB	152,061		*	—		—	500,000	6.0%	—	—	*
All directors and executive officers as a group (9 persons)(21)	31,195,133		23.5%	13,823,429		22.0%	—	—	—	—	20.4%

*  Represents less than 1% of class or combined classes.

(1)           Except as otherwise indicated above, the address of each shareholder identified is c/o Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)           Options and warrants exercisable within 60 days of September 30, 2009 are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

(3)           Based on 110,789,293 shares of common stock issued and outstanding as of September 30, 2009.

(4)           Based on 62,873,781 shares of Series A Preferred Stock issued and outstanding as of September 30, 2009.

(5)           Based 8,382,041 shares of Series B Preferred Stock issued and outstanding as of September 30, 2009.

(6)           Based 17,184,000 shares of Series C Preferred Stock issued and outstanding as of September 30, 2009.

(7)           Based on 110,789,293 shares of common stock, 62,873,781 shares of Series A Preferred Stock, 8,382,041 shares of Series B Preferred Stock and 17,184,000 shares of Series C Preferred Stock issued and outstanding as of September 30, 2009.

(8)           Includes 4,444,310 shares of common stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower, 7,892,500 shares of common stock that Phoenix Enterprises Family Fund LLC has the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009, 5,000,000 shares of common stock that Mr. Sassower has the right to acquire under an outstanding warrant exercisable within 60 days after September 30, 2009, 500,000 shares of common stock that Mr. Sassower has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009, 2,160,000 shares of common stock that Mr. Sassower has the right to control under outstanding warrants exercisable within 60 days after September 30, 2009, owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share the voting and dispositive power with respect to these shares, and 1,996,769 shares of common stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust. Does not include 58,733,394 shares of common and preferred stock beneficially owned by Phoenix Venture Fund LLC, in which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(9)           Includes 3,580,557 shares of common stock that Mr. Holleran has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(10)         Includes 1,033,255 shares of common stock that Mr. Rapisand has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(11)         Includes 416,667 shares of common stock that Mr. Bell has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(12)         Includes 350,000 shares of common stock that Mr. Usher-Jones has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(13)         Includes 500,000 shares of common stock that Mr. Goren has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009 and 2,160,000 common shares that Mr. Goren has the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009, owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share the voting and dispositive power with respect to these shares. Does not include 58,733,394 shares of common and preferred stock beneficially owned by Phoenix Venture Fund LLC, in which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(14)         Includes 500,000 shares of common stock that Mr. Leonardis has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(15)         Includes 283,334 shares of common stock that Mr. Elenio has the right to acquire under outstanding options exercisable within 60 days after September 30, 2009.

(16)         Mr. Irwin was appointed as a director of our Company on April 30, 2009.

(17)         Includes 10,340,000 shares of common stock that Phoenix Venture Fund LLC has the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009. Voting and investment power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(18)         Consists of 3,735,481 shares of common stock owned of record by JAG Multi Investment LLC, 9,392,500 shares of common stock that JAG Multi Investment LLC has the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009 and 1,516,836 shares of common stock owned of record by Goren Brothers LP. Voting and investment power over these shares is held equally by Alex Goren and James Goren.

(19)         Includes 1,045,000 shares of common stock that JAM Capital Associates LLC and New Giles LLC have the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009.

(20)         Includes 2,200,000 shares of common stock that James O’Donnell has the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009.

(21)         Includes 7,163,813 shares of common stock our directors and executive officers have the right to acquire under outstanding options exercisable within 60 days after September 30, 2009 and 15,052,500 shares of common stock our directors and executive officers have the right to acquire under outstanding warrants exercisable within 60 days after September 30, 2009. Does not include 58,733,394 shares of common and preferred stock beneficially owned by Phoenix Venture Fund LLC, in which Philip S. Sassower and Andrea Goren are the co-managers of the managing member. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(22)         Includes 5,171,847 shares of Series A Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC and 7,135,973 shares of Series A Preferred Stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, entities controlled by Mr. Sassower. Does not include 31,032,014 shares of Series A Preferred Stock beneficially owned by Phoenix Venture Fund LLC, in which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(23)         Voting and investment power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(24)         Consists of 3,259,723 shares of Series A Preferred Stock owned of record by JAG Multi Investment LLC and 1,097,985 shares of Series A Preferred Stock owned of record by Goren Brothers LP. Voting and investment power over these shares is held equally by Alex Goren and James Goren.

STOCKHOLDER PROPOSALS

Pursuant to our By-laws, any stockholder wishing to have a proposal considered for inclusion in our 2010 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with the Company on or before the later of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made.  Proposals received after such date will be considered untimely and will not be included in our annual meeting proxy solicitation materials.

FORWARD-LOOKING STATEMENTS

From time to time, we may provide information, whether orally or in writing, including certain statements in this Consent Statement, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “believe,” “plan,” “expect,” “intend,”  “anticipate,” “estimate,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended or using other similar expressions. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making you aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Consent Statement and other public statements we make. Such factors are discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where our reports, proxy and information statements and other information regarding our Company may be obtained free of charge.

In the event that there are any questions about the giving of written consent with respect to the corporate action proposed herein, or further assistance or information is required, please contact us by telephone, facsimile or mail at the telephone number, facsimile number or address listed above.

By Order of the Board of Directors,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer
October •, 2009

APPENDIX A

XPLORE TECHNOLOGIES CORP.

2009 EMPLOYEE STOCK PURCHASE PLAN

APPENDIX

XPLORE TECHNOLOGIES CORP.

2009 EMPLOYEE STOCK PURCHASE PLAN

I.                                         PURPOSE OF THE PLAN

This 2009 Employee Stock Purchase Plan is intended to promote the interests of Xplore Technologies Corp., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.                                     ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it determines are necessary or appropriate in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.                                 STOCK SUBJECT TO PLAN

A.                                   The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.  The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 5,000,000 shares.

B.                                     Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.                               OFFERING PERIODS

A.                                   Shares of Common Stock shall be offered for purchase under the Plan through a series of offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.                                     Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period.  Offering periods other than the initial offering period shall commence at annual intervals on a date determined by the Plan Administrator each year over the term of the Plan.  Accordingly, one separate offering period may commence, as determined by the Plan Administrator, in each calendar year the Plan remains in existence.  However, the initial offering period shall commence on January 1, 2009 and terminate on March 31, 2010.

V.                                   ELIGIBILITY

A.                                   Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date.  However, an Eligible Employee may participate in only one offering period at a time.

B.                                     In order to participate in the Plan for a particular offering period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator on or before the start date of that offering period and file such forms with the Plan Administrator (or its designee).

VI.                               PAYROLL DEDUCTIONS

A.                                   The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each offering period, up to a maximum of twenty percent (20%).  The deduction rate so authorized shall continue in effect throughout the offering period, except that the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction (or, to the extent applicable, the percentage of Cash Earnings to serve as his or her lump sum contribution for the initial offering period) to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one (1) such reduction per offering period nor reduce the payroll deduction to less than one percent (1%).

B.                                     Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.                                     Prior to the first Purchase Date for the first offering period under the Plan, no payroll deductions shall be required of the Participant until such time as the Participant affirmatively elects to commence such payroll deductions following his or her receipt of the 1933 Act prospectus for the Plan.

D.                                    Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.                                      The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.                           PURCHASE RIGHTS

A.                                   GRANT OF PURCHASE RIGHTS.  A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled.  The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock during the offering period upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.                                     EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be automatically exercised on the Purchase Date for the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the offering period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.                                     PURCHASE PRICE.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date for the particular offering period in which he or she is enrolled shall be equal to ninety-five percent (95%) of the Fair Market Value per share of Common Stock on the start date of that offering period.

D.                                    NUMBER OF PURCHASABLE SHARES.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date for the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that offering period) by the purchase price in effect for the Participant for that Purchase Date.  The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to set limitations on the number of shares purchasable per Participant and in total by all Participants on any Purchase Date for that offering period.

E.                                      EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to the purchase of shares of Common Stock on the final Purchase Date of an Offering Period because they are not sufficient to purchase a whole share of Common Stock or because of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.                                      SUSPENSION OF PAYROLL DEDUCTIONS.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates except as described in Article VIII, Section C.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.                                     WITHDRAWAL FROM OFFERING PERIOD.  The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)                                     A Participant may prospectively withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period.  Any payroll deductions collected during the offering period in which such withdrawal occurs shall be held for the purchase of shares on the Purchase Date for that offering period.

(ii)                                  The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H.                                    TERMINATION OF PURCHASE RIGHT.  The following provisions shall govern the termination of outstanding purchase rights:

(i)                                     Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status as an Eligible Employee) while his or her purchase right remains outstanding, then that purchase right shall be automatically exercised on the Purchase Date for the offering period in which the Participant ceased to be an Eligible Employee.  No payroll deductions shall be permitted on behalf of a Participant who has ceased to be an Eligible Employee.

(ii)                                  However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day preceding the next purchase date after such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that offering period or (b) have such funds held for the purchase of shares on his or her behalf on the next Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.  An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I.                                         CHANGE IN CONTROL.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the offering period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to ninety-five percent (95%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such individual is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.  However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall, to the extent practicable, provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J.                                        PRORATION OF PURCHASE RIGHTS.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K.                                    ASSIGNABILITY.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.                                      STOCKHOLDER RIGHTS.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.                       ACCRUAL LIMITATIONS

A.                                   No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.                                     For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)                                     The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date during the offering period in which such right remains outstanding.

(ii)                                  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.                                     If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions that the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

D.                                    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.                              EFFECTIVE DATE AND TERM OF THE PLAN

A.                                   The Plan was adopted by the Board on November 5, 2008, and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.  In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

B.                                     Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in December 2018, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.                                  AMENDMENT OF THE PLAN

A.                                   The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any offering period.  However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

B.                                     In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.                              GENERAL PROVISIONS

A.                                   All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.                                     All eligible employees shall have equal rights and privileges with respect to the Plan.  The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423.  This Section shall take precedence over all other provisions in the Plan.

C.                                     The Corporation intends that no payments under this Plan will be subject to the tax imposed by Code Section 409A.  If the Plan Administrator grants an option or purchase right subject to U.S. taxation (1) the Plan Administrator may not modify or amend the option or purchase right to the extent that the modification or amendment adds a feature that is not exempt from Code Section 409A or otherwise allows for deferred compensation within the meaning of Code Section 409A, and (2) any adjustment pursuant to Section III.B of this Plan will be done in a manner consistent with Code Section 409A and Treasury Regulations Section 1.409A-1 et. seq. to the extent Code Section 409A applies to such adjustment.  The Administrator will interpret and administer the Plan in a manner that avoids the imposition of any increase in tax under Code Section 409A(a)(1)(B), and any ambiguities herein will be interpreted to satisfy the requirements of Code Section 409A or any exemption thereto.

D.                                    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

E.                                      The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                   BOARD shall mean the Corporation’s Board of Directors.

B.                                     CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period.  Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate.  However, Cash Earnings shall NOT include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C.                                     CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i)                                     a merger, consolidation or other reorganization approved by the Corporation’s stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii)                               the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.                                    CODE shall mean the Internal Revenue Code of 1986, as amended.

E.                                      COMMON STOCK shall mean the Corporation’s common stock, $0.001 par value per share.

F.                                      CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G.                                     CORPORATION shall mean Xplore Technologies Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Xplore Technologies Corp. that shall by appropriate action adopt the Plan.

H.                                    EFFECTIVE TIME shall mean the 1st day of January in 2009.  Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I.                                         ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation for earnings considered wages under Code Section 3401(a) and is not an Excluded Employee.

J.                                        EXCLUDED EMPLOYEE shall mean any employee whose customary employment is twenty (20) hours or less per week, whose customary employment is not for more than five (5) months in any calendar year, or who is a citizen or resident of a foreign country if the grant is prohibited under foreign law or if compliance with foreign law would cause the plan to violate Code Section 423.

K.                                    FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined by the Plan Administrator in accordance with the following provisions:

(i)                                     If the Common Stock is listed on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or another national securities exchange and sales prices are regularly reported for the Common Stock, then the Fair Market Value shall be equal to the closing selling price as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on such date, or if such date is not a trading day, on the most recent trading day immediately prior to such date;

(ii)                                  If closing selling prices are not regularly reported for the Common Stock as described in clause (i), but bid and asked prices for the Common Stock are regularly reported on the OTC Bulletin Board or another regulated quotation service, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on such date, or if such date is not a trading day or there are no bid and asked prices for such date, on the most recent trading day immediately prior to such date on which bid and asked prices are available; or

(iii)                               If the foregoing provisions are not applicable, then the Fair Market Value shall be determined by the Plan Administrator in good faith on such basis as it deems appropriate.

The Plan Administrator’s determination of Fair Market Value shall be conclusive and binding on all persons.

L.                                      1933 ACT shall mean the Securities Act of 1933, as amended.

M.                                 PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N.                                    PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Corporations in the Plan are listed in attached Schedule A.

O.                                    PLAN shall mean the Corporation’s 2008 Employee Stock Purchase Plan, as set forth in this document.

P.                                      PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.  To the extent consistent with applicable law, the committee may delegate its duties as Plan Administrator to a sub-committee, person, or group of persons, whose members need not be members of the Board.

Q.                                    PURCHASE DATE shall mean the last business day of each quarter.

APPENDIX B

XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

Attention:  Michael J. Rapisand

CONSENT BY STOCKHOLDERS OF XPLORE TECHNOLOGIES CORP.

TO TAKE ACTION WITHOUT A MEETING

THIS CONSENT IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of record of common stock and/or Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock (collectively, the “voting stock”) of Xplore Technologies Corp., a Delaware corporation (the “Company”), hereby consents to the following corporate action without a meeting pursuant to Section 228 of the Delaware General Corporation Law with respect to all shares of voting stock of the Company held by the undersigned.

Please mark your vote as indicated: ☒

Resolved, that the Company’s 2009 Employee Stock Purchase Plan, which establishes a series of offering periods during which eligible employees have an opportunity to purchase our common stock through payroll deductions at a purchase price that is 95% of the fair market value per share of our common stock on the start date of the offering period, be and the same is, hereby authorized and approved in all respects.

CONSENT	WITHHOLD CONSENT	ABSTAIN
☐	☐	☐

IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY.

IF SIGNED AND NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE PROPOSAL.

The undersigned hereby revokes any consents heretofore given.

DATED the      day of                     , 2009.

Signature of Stockholder

Name of Shareholder (please print)

Total Number of Shares of Voting Stock

NOTES:

1. This consent must be signed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its seal or by an officer or attorney thereof duly authorized.

2. Please fill in the date on this consent. If the date is not filled in, this consent shall be deemed to be dated on the date it was received by the Company.